News Release

Newell Brands Announces Second Quarter 2022 Results
Net Sales Decline 6.5%; Core Sales Growth 1.7%
Net Sales In Line With Outlook; Operating Profit and EPS Ahead of Outlook
Diluted EPS $0.49; Normalized Diluted EPS $0.57
Updates Outlook for Full Year 2022

ATLANTA, GA – July 29, 2022 – Newell Brands (NASDAQ: NWL) today announced its second quarter 2022 financial results.

"We are pleased with Q2 results, which demonstrate the power of our portfolio and another quarter of terrific execution by our team in a difficult environment. Core sales increased 1.7 percent on top of a 25.4 percent comparison from the prior year, as Q2 was the eighth consecutive quarter of core sales growth for the company. Normalized operating margin improved 100 basis points versus last year, despite significant inflation,” said Ravi Saligram, Newell Brands CEO. “Over the past several years we've become a more agile, consumer- and customer-centric organization, and are confident we have the right strategies in place to navigate the softening macro backdrop, while building competitive advantage."

Chris Peterson, President and Chief Financial Officer, said, “We drove strong results in the second quarter, as we remained financially disciplined, and in July we successfully implemented the first wave of Project Ovid, a significant milestone in Newell's supply chain transformation journey. We are updating our full year 2022 outlook for foreign exchange, while maintaining our top and bottom line outlook on a constant currency basis."

Second Quarter 2022 Executive Summary
–Net sales were $2.5 billion, a 6.5 percent decline compared with the prior year period, including the year over year impact from the sale of the Connected Home & Security (CH&S) business at the end of the first quarter 2022.
–Core sales grew 1.7 percent compared with the prior year period, during which the company experienced elevated demand across many of its categories. Four of seven business units increased core sales compared with the prior year period.
–Reported operating margin was 12.5 percent compared with 11.3 percent in the prior year period, as benefits from pricing, FUEL productivity savings and lower overhead costs more than offset a significant headwind from inflation, an increase in advertising and promotion expense as a percentage of sales and an unfavorable impact from foreign exchange. Normalized operating margin was 13.6 percent compared with 12.6 percent in the prior year period.
–Reported diluted earnings per share were $0.49 compared with $0.46 per share in the prior year period.
–Normalized diluted earnings per share were $0.57 compared with $0.56 per share in the prior year period.
6655 Peachtree Dunwoody Road        NASDAQ: NWL
Atlanta, GA 30328                www.newellbrands.com
+1 (770) 418-7000

News Release

–The company's leverage ratio was 3.4x at the end of the second quarter versus 3.1x in the prior year period and 3.0x at the end of 2021.
–The company updated its full year 2022 net sales and normalized earnings per share outlook to $9.76 billion to $9.98 billion and $1.79 to $1.86, respectively.

Second Quarter 2022 Operating Results

Net sales were $2.5 billion, a 6.5 percent decline compared to the prior year period, as core sales growth of 1.7 percent was offset by the impact of the sale of the CH&S business at the end of the first quarter 2022, unfavorable foreign exchange, as well as category and retail store exits. Net sales were above the second quarter 2019 level, excluding the CH&S business during both time periods.

Reported gross margin was 32.6 percent, in line with the prior year period, as benefits from pricing and FUEL productivity savings offset the significant headwind from inflation, particularly related to sourced finished goods, transportation and labor and an unfavorable impact from foreign exchange. Normalized gross margin was 32.7 percent, in line with the prior year period.

Reported operating income was $317 million compared with $305 million in the prior year period. Reported operating margin was 12.5 percent compared with 11.3 percent in the prior year period, as benefits from pricing, FUEL productivity savings and lower overhead costs more than offset a significant headwind from inflation, an increase in advertising and promotion expense as a percentage of sales and an unfavorable impact from foreign exchange. Normalized operating income was $344 million, or 13.6 percent of sales, compared with $341 million, or 12.6 percent of sales, in the prior year period.

Net interest expense was $55 million compared with $65 million in the prior year period.

The reported tax rate was 19.7 percent compared with 18.9 percent in the prior year period, reflecting a reduction in discrete tax benefits. The normalized tax rate was 15.1 percent compared with 15.2 percent in the prior year period.
The company reported net income of $204 million, or $0.49 diluted earnings per share, compared with $197 million, or $0.46 diluted earnings per share, in the prior year period.

Normalized net income was $236 million, or $0.57 normalized diluted earnings per share, compared with $239 million, or $0.56 normalized diluted earnings per share, in the prior year period.

An explanation of non-GAAP measures and a reconciliation of these non-GAAP results to comparable GAAP measures are included in the tables attached to this release.

Balance Sheet and Cash Flow

Year to date, operating cash outflow was $450 million compared with operating cash flow of $76 million in the prior year period, primarily reflecting an inventory increase to support sales and the first wave of Project Ovid implementation.

At the end of the second quarter, Newell Brands had cash and cash equivalents of $323 million and net debt outstanding of $4.9 billion. Newell Brands exited the second quarter with a leverage ratio of 3.4x compared to 3.1x in the prior year period and 3.0x at the end of 2021, due primarily to a
6655 Peachtree Dunwoody Road        NASDAQ: NWL
Atlanta, GA 30328                www.newellbrands.com
+1 (770) 418-7000

News Release

seasonal increase in inventory levels. The company expects the leverage ratio to decrease over the balance of the year as inventory levels come down.

Leverage ratio is defined as the ratio of net debt to normalized EBITDA over the preceding twelve-month period. An explanation of how the leverage ratio is calculated and a related reconciliation, as well as a reconciliation of reported results to normalized results, are included in the tables attached to this release.

Second Quarter 2022 Operating Segment Results

The Commercial Solutions segment generated net sales of $429 million compared with $493 million in the prior year period, reflecting core sales growth of 10.7 percent, which was more than offset by the impact of the sale of the CH&S business at the end of the first quarter 2022 and unfavorable foreign exchange. Reported operating income was $43 million, or 10.0 percent of sales, compared with $43 million, or 8.7 percent of sales, in the prior year period. Normalized operating income was $44 million, or 10.3 percent of sales, versus $47 million, or 9.5 percent of sales, in the prior year period.

The Home Appliances segment generated net sales of $346 million compared with $394 million in the prior year period, reflecting core sales decline of 4.0 percent, as well as the impact of exits from low margin categories and unfavorable foreign exchange. Reported operating income was $15 million, or 4.3 percent of sales, compared with $13 million, or 3.3 percent of sales, in the prior year period. Normalized operating income was $17 million, or 4.9 percent of sales, versus $19 million, or 4.8 percent of sales, in the prior year period.

The Home Solutions segment generated net sales of $467 million compared with $525 million in the prior year period, reflecting core sales decline of 8.5 percent, the impact of unfavorable foreign exchange and the exit of 42 underperforming Yankee Candle retail locations during the first half of the year. Core sales declined across both the Home Fragrance and Food business units. Reported operating income was $5 million, or 1.1 percent of sales, compared with $53 million, or 10.1 percent of sales, in the prior year period. Normalized operating income was $15 million, or 3.2 percent of sales, versus $64 million, or 12.2 percent of sales, in the prior year period.

The Learning & Development segment generated net sales of $865 million compared with $844 million in the prior year period, reflecting core sales growth of 5.7 percent, partially offset by the impact of unfavorable foreign exchange. Core sales increased in both the Writing and Baby business units. Reported operating income was $247 million, or 28.6 percent of sales, compared with $217 million, or 25.7 percent of sales, in the prior year period. Normalized operating income was $250 million, or 28.9 percent of sales, compared with $219 million, or 25.9 percent of sales, in the prior year period.

The Outdoor & Recreation segment generated net sales of $427 million compared with $453 million in the prior year period, reflecting core sales growth of 2.5 percent, partially offset by the impact of exits from low margin categories and unfavorable foreign exchange. Reported operating income was $46 million, or 10.8 percent of sales, compared with $48 million, or 10.6 percent of sales, in the prior year period. Normalized operating income was $52 million, or 12.2 percent of sales, compared with $52 million, or 11.5 percent of sales, in the prior year period.

Outlook for Third Quarter and Full Year 2022

The company initiated its outlook for third quarter 2022 and updated its full year 2022 outlook. The update in the full year outlook reflects the significant strengthening of the U.S. dollar in recent months. The company is maintaining its full year 2022 outlook on a constant currency basis.
6655 Peachtree Dunwoody Road        NASDAQ: NWL
Atlanta, GA 30328                www.newellbrands.com
+1 (770) 418-7000

News Release

Q3 2022 Outlook
Net Sales	$2.39 to $2.50 billion
Core Sales	1% to 5% decline
Normalized Operating Margin	10.7% to 11.0%
Normalized EPS	$0.50 to $0.54

	Previous Full Year 2022 Outlook	Updated Full Year 2022 Outlook
Net Sales	$9.93 to $10.13 billion	$9.76 to $9.98 billion
Core Sales	Flat to 2% growth	Flat to 2% growth
Normalized Operating Margin	11.5% to 11.8%	11.2% to 11.4%
Normalized EPS	$1.85 to $1.93	$1.79 to $1.86
The full year 2022 outlook for net sales, normalized operating margin and normalized EPS includes the contribution from CH&S during the first quarter. Core sales growth outlook for full year 2022 excludes the contribution from CH&S. Net sales outlooks for both Q3 2022, as well as for the full year 2022, account for the expected unfavorable foreign exchange movements, using current rates, as well as closures of Yankee Candle retail locations and market and category exits, primarily in the Outdoor & Recreation and Home Appliances segments.

For full year 2022, the company currently expects to deliver operating cash flow in the range of $700 million to $800 million, including the impact of the loss of profits from the sale of the CH&S business, as well as a one-time cash tax payment on this transaction.

The company has presented forward-looking statements regarding core sales, normalized operating margin and normalized earnings per share. These non-GAAP financial measures are derived by excluding certain amounts, expenses or income, from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgement and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. We are unable to present a quantitative reconciliation of forward-looking normalized operating margin or normalized earnings per share to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measures without unreasonable effort or expense. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the company's future financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the company's actual results and preliminary financial data set forth above may be material.

Conference Call

Newell Brands’ second quarter 2022 earnings conference call will be held today, July 29, at 11:30 a.m. ET. A link to the webcast is provided under Events & Presentations in the Investors section of the company’s website at www.newellbrands.com. A webcast replay will be made available in the Quarterly Earnings section of the company’s website.

6655 Peachtree Dunwoody Road        NASDAQ: NWL
Atlanta, GA 30328                www.newellbrands.com
+1 (770) 418-7000

News Release

Non-GAAP Financial Measures

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the "SEC") and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
The company uses certain non-GAAP financial measures that are included in this press release and the additional financial information both to explain its results to stockholders and the investment community and in the internal evaluation and management of its businesses. The company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the company’s performance and liquidity using the same tools that management uses to evaluate the company’s past performance, reportable segments, prospects for future performance and liquidity, and (b) determine certain elements of management incentive compensation.

The company’s management believes that core sales provides a more complete understanding of underlying sales trends by providing sales on a consistent basis as it excludes the impacts of acquisitions, planned and completed divestitures, retail store openings and closings, certain market and category exits, and changes in foreign exchange from year-over-year comparisons. The effect of changes in foreign exchange on reported sales is calculated by applying the prior year average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures), with the difference between the 2022 reported sales and constant currency sales presented as the foreign exchange impact increase or decrease in core sales. The company’s management believes that “normalized” gross margin, “normalized” operating income, “normalized” operating margin, "normalized EBITDA", “normalized” net income, “normalized” diluted earnings per share, “normalized” interest and “normalized” income tax benefit or expense, which exclude restructuring and restructuring-related expenses and one-time and other events such as costs related to the extinguishment of debt, certain tax benefits and charges, impairment charges, pension settlement charges, divestiture costs, costs related to the acquisition, integration and financing of acquired businesses, amortization of acquisition-related intangible assets, inflationary adjustments, expenses related to certain product recalls and certain other items, are useful because they provide investors with a meaningful perspective on the current underlying performance of the company’s core ongoing operations and liquidity. “Normalized EBITDA” is an ongoing liquidity measure (that excludes non-cash items) and is calculated as normalized earnings before interest, tax depreciation, amortization and stock-based compensation expense. "Leverage ratio" is a liquidity measure calculated as the ratio of net debt (defined as total debt less cash and cash equivalents) to normalized EBITDA.

The company determines the tax effect of the items excluded from normalized diluted earnings per share by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the company utilizes a “with” and “without” approach to determine normalized income tax benefit or expense.

While the company believes these non-GAAP financial measures are useful in evaluating the company’s performance and liquidity, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

6655 Peachtree Dunwoody Road        NASDAQ: NWL
Atlanta, GA 30328                www.newellbrands.com
+1 (770) 418-7000

News Release

About Newell Brands

Newell Brands (NASDAQ: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Rubbermaid, FoodSaver, Calphalon, Sistema, Sharpie, Paper Mate, Dymo, EXPO, Elmer’s, Yankee Candle, Graco, NUK, Rubbermaid Commercial Products, Spontex, Coleman, Campingaz, Contigo, Oster, Sunbeam and Mr. Coffee. Newell Brands' beloved, planet friendly brands enhance and brighten consumers lives at home and outside by creating moments of joy, building confidence and providing peace of mind.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Investor Contact:	Media Contact:
Sofya Tsinis	Beth Stellato
VP, Investor Relations	Chief Communications Officer
+1 (201) 610-6901	+1 (470) 580-1086
sofya.tsinis@newellco.com	beth.stellato@newellco.com

Caution Concerning Forward-Looking Statements

Some of the statements in this press release and its exhibits, particularly those anticipating future financial performance, business prospects, growth, operating strategies, the impact of the COVID-19 pandemic and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words or phrases, including, but not limited to, "guidance," "outlook," “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” "beginning to,” “will,” “should,” “would,” "could," “resume,” “are confident that,” "remain optimistic that," "seek to," or similar statements. We caution that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. Actual results may differ materially from those expressed or implied in the forward-looking statements, including impairment charges and accounting for income taxes. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:
•our ability to manage the actual or perceived effects of the COVID-19 pandemic, including as a result of any additional variants of the virus or the efficacy and distribution of vaccines;
•our dependence on the strength of retail and consumer demand, commercial and industrial sectors of the economy in various countries around the world;
•competition with other manufacturers and distributors of consumer products;
•major retailers’ strong bargaining power and consolidation of our customers;
•supply chain and operational disruptions in the markets in which we operate, whether as a result of the actual or perceived effects of the COVID-19 pandemic or broader geopolitical and macroeconomic conditions, including the military conflict between Russia and Ukraine;
•changes in the prices and availability of labor, transportation, raw materials and sourced products, including significant inflation, and our ability to offset cost increases through pricing and productivity in a timely manner;
•our ability to improve productivity, reduce complexity and streamline operations;
•the cost and outcomes of governmental investigations, inspections, lawsuits, legislative requests or other actions by third parties, the potential outcomes of which could exceed policy limits, to the extent insured;
•our ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;
•our ability to consistently maintain effective internal control over financial reporting;
6655 Peachtree Dunwoody Road        NASDAQ: NWL
Atlanta, GA 30328                www.newellbrands.com
+1 (770) 418-7000

News Release

•the risks inherent to our foreign operations, including currency fluctuations, exchange controls and pricing restrictions;
•future events that could adversely affect the value of our assets and/or stock price and require additional impairment charges;
•unexpected costs or expenses associated with dispositions;
•our ability to effectively execute our turnaround plan, including Project Ovid;
•risks related to our substantial indebtedness, potential increases in interest rates or changes in our credit ratings;
•a failure or breach of one of our key information technology systems, networks, processes or related controls or those of our service providers;
•the impact of U.S. and foreign regulations on our operations, including the impact of tariffs and environmental remediation costs and legislation and regulatory actions related to climate change;
•the potential inability to attract, retain and motivate key employees;
•changes in tax laws and the resolution of tax contingencies resulting in additional tax liabilities;
•product liability, product recalls or related regulatory actions;
•our ability to protect intellectual property rights;
•significant increases in the funding obligations related to our pension plans; and
•other factors listed from time to time in our SEC filings, including but not limited to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and our other SEC filings.

The consolidated condensed financial statements are prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). Management’s application of U.S. GAAP requires the pervasive use of estimates and assumptions in preparing the unaudited condensed consolidated financial statements. The company continues to be impacted by the COVID-19 pandemic, inflationary and supply chain pressures, and the indirect macroeconomic impact of the Russia-Ukraine conflict, which has required greater use of estimates and assumptions in the preparation of our condensed consolidated financial statements. Although we have made our best estimates based upon current information, actual results could materially differ and may require future changes to such estimates and assumptions, including reserves, which may result in future expense.

The information contained in this press release and the tables is as of the date indicated. The company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments.
6655 Peachtree Dunwoody Road        NASDAQ: NWL
Atlanta, GA 30328                www.newellbrands.com
+1 (770) 418-7000

NEWELL BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Amounts in millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Net sales	$2,534	$2,709	(6.5)%	$4,922	$4,997	(1.5)%
Cost of products sold	1,709	1,827		3,357	3,384
Gross profit	825	882	(6.5)%	1,565	1,613	(3.0)%
Selling, general and administrative expenses	504	572	(11.9)%	1,022	1,106	(7.6)%
Restructuring costs, net	4	5		9	10
Operating income	317	305	3.9%	534	497	7.4%
Non-operating expenses:
Interest expense, net	55	65		114	132
Other (income) expense, net	8	(3)		(116)	(4)
Income before income taxes	254	243	4.5%	536	369	45.3%
Income tax provision	50	46		98	83
Net income	$204	$197	3.6%	$438	$286	53.1%

Weighted average common shares outstanding:
Basic	413.8	425.4		417.9	425.1
Diluted	415.7	427.8		420.2	427.7
Earnings per share:
Basic	$0.49	$0.46		$1.05	$0.67
Diluted	$0.49	$0.46		$1.04	$0.67

Dividends per share	$0.23	$0.23		$0.46	$0.46

NEWELL BRANDS INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Amounts in millions)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$323	$440
Accounts receivable, net	1,562	1,500
Inventories	2,522	1,997
Prepaid expenses and other current assets	350	325
Total current assets	4,757	4,262
Property, plant and equipment, net	1,138	1,204
Operating lease assets	563	558
Goodwill	3,450	3,504
Other intangible assets, net	2,977	3,370
Deferred income taxes	786	814
Other assets	777	467
TOTAL ASSETS	$14,448	$14,179
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$1,700	$1,680
Accrued compensation	160	270
Other accrued liabilities	1,309	1,364
Short-term debt and current portion of long-term debt	1,461	3
Total current liabilities	4,630	3,317
Long-term debt	3,793	4,883
Deferred income taxes	714	405
Operating lease liabilities	500	500
Other noncurrent liabilities	864	983
Total liabilities	10,501	10,088

Total stockholders' equity	3,947	4,091
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,448	$14,179

NEWELL BRANDS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Amounts in millions)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$438	$286
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	147	166
(Gain) loss from sale of businesses	(133)	2
Deferred income taxes	309	(12)
Stock based compensation expense	23	26
Other, net	(1)	(3)
Changes in operating accounts excluding the effects of divestitures:
Accounts receivable	(177)	(50)
Inventories	(681)	(386)
Accounts payable	106	54
Accrued liabilities and other	(481)	(7)
Net cash provided by (used in) operating activities	(450)	76
Cash flows from investing activities:
Proceeds from sale of divested business	620	—
Capital expenditures	(140)	(114)
Other investing activities, net	19	9
Net cash provided by (used in) investing activities	499	(105)
Cash flows from financing activities:
Short-term debt, net	372	(1)
Payments on current portion of long-term debt	(2)	(94)
Payments on long-term debt	—	(6)
Repurchase of shares of common stock	(325)	—
Cash dividends	(195)	(198)
Acquisition of noncontrolling interest	—	(4)
Equity compensation activity and other, net	(35)	(35)
Net cash used in financing activities	(185)	(338)
Exchange rate effect on cash, cash equivalents and restricted cash	(3)	(6)
Decrease in cash, cash equivalents and restricted cash	(139)	(373)
Cash, cash equivalents and restricted cash at beginning of period	477	1,021
Cash, cash equivalents and restricted cash at end of period	$338	$648
Supplemental disclosures:
Restricted cash at beginning of period	$37	$40
Restricted cash at end of period	15	11

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share data)

	Three Months Ended June 30, 2022
	GAAP	Restructuring		Transaction	Non-GAAP
	Measure	and restructuring-	Acquisition	costs and	Measure
	Reported	related costs	amortization	other [1]	Normalized*
Net sales	$2,534	$—	$—	$—	$2,534
Cost of products sold	1,709	(3)	—	(1)	1,705
Gross profit	825	3	—	1	829
	32.6%				32.7%
Selling, general and administrative expenses	504	1	(17)	(3)	485
	19.9%				19.1%
Restructuring costs, net	4	(4)	—	—	—
Operating income	317	6	17	4	344
	12.5%				13.6%
Non-operating expense	63	—	—	3	66
Income before income taxes	254	6	17	1	278
Income tax provision (benefit) [2]	50	2	3	(13)	42
Net income	$204	$4	$14	$14	$236

Diluted earnings per share **	$0.49	$0.01	$0.03	$0.03	$0.57

* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 415.7 million shares for the three months ended June 30, 2022.
Totals may not add due to rounding.

[1] Transaction costs and other includes $2 million primarily related to fees for certain legal proceedings; $1 million of costs related to completed divestitures; $2 million related to Argentina hyperinflationary adjustment; $3 million gain on disposition of business; and $1 million gain due to changes in fair market value of investments. Includes income tax benefit of $13 million related to difference in effective tax rate.
[2] The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share data)

	Three Months Ended June 30, 2021
	GAAP	Restructuring		Transaction	Non-GAAP
	Measure	and restructuring-	Acquisition	costs and	Measure
	Reported	related costs	amortization	other [1]	Normalized*
Net sales	$2,709	$—	$—	$—	$2,709
Cost of products sold	1,827	(2)	—	(1)	1,824
Gross profit	882	2	—	1	885
	32.6%				32.7%
Selling, general and administrative expenses	572	(1)	(19)	(8)	544
	21.1%				20.1%
Restructuring costs, net	5	(5)	—	—	—
Operating income	305	8	19	9	341
	11.3%				12.6%
Non-operating (income) expense	62	—	—	(3)	59
Income before income taxes	243	8	19	12	282
Income tax provision (benefit) [2]	46	2	4	(9)	43
Net income	$197	$6	$15	$21	$239

Diluted earnings per share **	$0.46	$0.01	$0.04	$0.05	$0.56

* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 427.8 million shares for the three months ended June 30, 2021.
Totals may not add due to rounding.

[1] Transaction costs and other includes $6 million primarily related to fees for certain legal proceedings; $2 million related to Argentina hyperinflationary adjustment; $2 million loss on disposition of businesses; and $2 million of costs related to completed divestitures. Includes income tax benefit of $12 million related to difference in effective tax rate.
[2] The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share data)

	Six Months Ended June 30, 2022
	GAAP	Restructuring		Transaction	Non-GAAP
	Measure	and restructuring-	Acquisition	costs and	Measure
	Reported	related costs	amortization	other [1]	Normalized*
Net sales	$4,922	$—	$—	$—	$4,922
Cost of products sold	3,357	(8)	—	(2)	3,347
Gross profit	1,565	8	—	2	1,575
	31.8%				32.0%
Selling, general and administrative expenses	1,022	—	(35)	(10)	977
	20.8%				19.8%
Restructuring costs, net	9	(9)	—	—	—
Operating income	534	17	35	12	598
	10.8%				12.1%
Non-operating (income) expense	(2)	—	—	132	130
Income (loss) before income taxes	536	17	35	(120)	468
Income tax provision (benefit) [2]	98	5	6	(32)	77
Net income (loss)	$438	$12	$29	$(88)	$391

Diluted earnings (loss) per share **	$1.04	$0.03	$0.07	$(0.21)	$0.93

* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 420.2 million shares for the six months ended June 30, 2022.
Totals may not add due to rounding.

[1] Transaction costs and other includes $6 million primarily related to fees for certain legal proceedings; $4 million of costs related to completed divestitures; $4 million related to Argentina hyperinflationary adjustment; $133 million gain on disposition of business; and $1 million gain due to changes in fair market value of investments. Includes income tax benefit of $20 million related to difference in effective tax rate.
[2] The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share data)

	Six Months Ended June 30, 2021
	GAAP	Restructuring		Transaction	Non-GAAP
	Measure	and restructuring-	Acquisition	costs and	Measure
	Reported	related costs	amortization	other [1]	Normalized*
Net sales	$4,997	$—	$—	$—	$4,997
Cost of products sold	3,384	(7)	—	(2)	3,375
Gross profit	1,613	7	—	2	1,622
	32.3%				32.5%
Selling, general and administrative expenses	1,106	(4)	(40)	(11)	1,051
	22.1%				21.0%
Restructuring costs, net	10	(10)	—	—	—
Operating income	497	21	40	13	571
	9.9%				11.4%
Non-operating (income) expense	128	—	—	(4)	124
Income before income taxes	369	21	40	17	447
Income tax provision (benefit) [1]	83	5	8	(16)	80
Net income	$286	$16	$32	$33	$367

Diluted earnings per share **	$0.67	$0.04	$0.07	$0.08	$0.86

* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 427.7 million shares for the six months ended June 30, 2021.
Totals may not add due to rounding.

[1] Transaction costs and other includes $9 million primarily related to fees for certain legal proceedings; $4 million related to Argentina hyperinflationary adjustment; $2 million loss on disposition of businesses; and $2 million of costs related to completed divestitures. Includes income tax benefit of $20 million related to difference in effective tax rate.
[2] The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
FINANCIAL WORKSHEET - SEGMENT REPORTING
(Amounts in millions)

	Three Months Ended June 30, 2022						Three Months Ended June 30, 2021						Year over year changes
		Reported	Reported		Normalized	Normalized		Reported	Reported		Normalized	Normalized			Normalized
		Operating	Operating	Normalized	Operating	Operating		Operating	Operating	Normalized	Operating	Operating	Net Sales		Operating Income
	Net Sales	Income (Loss)	Margin	Items [1]	Income (Loss)	Margin	Net Sales	Income (Loss)	Margin	Items [2]	Income (Loss)	Margin	$	%	$	%
COMMERCIAL SOLUTIONS	$429	$43	10.0%	$1	$44	10.3%	$493	$43	8.7%	$4	$47	9.5%	$(64)	(13.0)%	$(3)	(6.4)%
HOME APPLIANCES	346	15	4.3%	2	17	4.9%	394	13	3.3%	6	19	4.8%	(48)	(12.2)%	(2)	(10.5)%
HOME SOLUTIONS	467	5	1.1%	10	15	3.2%	525	53	10.1%	11	64	12.2%	(58)	(11.0)%	(49)	(76.6)%
LEARNING AND DEVELOPMENT	865	247	28.6%	3	250	28.9%	844	217	25.7%	2	219	25.9%	21	2.5%	31	14.2%
OUTDOOR AND RECREATION	427	46	10.8%	6	52	12.2%	453	48	10.6%	4	52	11.5%	(26)	(5.7)%	—	—%
CORPORATE	—	(39)	—%	5	(34)	—%	—	(69)	—%	9	(60)	—%	—	—%	26	43.3%
	$2,534	$317	12.5%	$27	$344	13.6%	$2,709	$305	11.3%	$36	$341	12.6%	$(175)	(6.5)%	$3	0.9%

[1]The three months ended June 30, 2022 normalized items consist of $17 million of acquisition amortization costs; $6 million of restructuring and restructuring-related charges; $2 million of fees for certain legal proceedings; $1 million of costs related to completed divestitures; and $1 million Argentina hyperinflationary adjustment.
[2]The three months ended June 30, 2021 normalized items consist of $19 million of acquisition amortization costs; $8 million of restructuring and restructuring-related charges; $6 million of fees for certain legal proceedings; $2 million of costs related to related to completed divestitures; and $1 million of Argentina hyperinflationary adjustment.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
FINANCIAL WORKSHEET - SEGMENT REPORTING
(Amounts in millions)

	Six Months Ended June 30, 2022						Six Months Ended June 30, 2021						Year over year changes
		Reported	Reported		Normalized	Normalized		Reported	Reported		Normalized	Normalized			Normalized Operating
		Operating	Operating	Normalized	Operating	Operating		Operating	Operating	Normalized	Operating	Operating	Net Sales		Income (Loss)
	Net Sales	Income (Loss)	Margin	Items [1]	Income (Loss)	Margin	Net Sales	Income (Loss)	Margin	Items [2]	Income (Loss)	Margin	$	%	$	%
COMMERCIAL SOLUTIONS	$939	$98	10.4%	$5	$103	11.0%	$964	$93	9.6%	$7	$100	10.4%	$(25)	(2.6)%	$3	3.0%
HOME APPLIANCES	686	(3)	(0.4)%	6	3	0.4%	754	16	2.1%	11	27	3.6%	(68)	(9.0)%	(24)	(88.9)%
HOME SOLUTIONS	967	66	6.8%	21	87	9.0%	1,029	114	11.1%	26	140	13.6%	(62)	(6.0)%	(53)	(37.9)%
LEARNING AND DEVELOPMENT	1,515	377	24.9%	10	387	25.5%	1,461	327	22.4%	6	333	22.8%	54	3.7%	54	16.2%
OUTDOOR AND RECREATION	815	91	11.2%	10	101	12.4%	789	63	8.0%	9	72	9.1%	26	3.3%	29	40.3%
CORPORATE	—	(95)	—%	12	(83)	—%	—	(116)	—%	15	(101)	—%	—	—%	18	17.8%
	$4,922	$534	10.8%	$64	$598	12.1%	$4,997	$497	9.9%	$74	$571	11.4%	$(75)	(1.5)%	$27	4.7%

[1]The six months ended June 30, 2022 normalized items consist of $35 million of acquisition amortization; $17 million of restructuring and restructuring-related costs; $6 million of fees for certain legal proceedings; $4 million of costs related to completed divestitures; and $2 million of Argentina hyperinflationary adjustment.
[2]The six months ended June 30, 2021 normalized items consist of $40 million of acquisition amortization; $21 million of restructuring and restructuring-related costs; $9 million of fees for certain legal proceedings; $2 million of costs related to completed divestiture; and $2 million of Argentina hyperinflationary adjustment.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)

CORE SALES GROWTH BY SEGMENT

	Three Months Ended June 30, 2022				Six Months Ended June 30, 2022
	Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net [2]	Currency Impact [3]	Core Sales [1] [4]	Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net [2]	Currency Impact [3]	Core Sales [1] [4]
COMMERCIAL SOLUTIONS	(13.0)%	20.9%	2.8%	10.7%	(2.6)%	9.5%	2.2%	9.1%
HOME APPLIANCES	(12.2)%	6.7%	1.5%	(4.0)%	(9.0)%	4.6%	1.4%	(3.0)%
HOME SOLUTIONS	(11.0)%	0.7%	1.8%	(8.5)%	(6.0)%	0.9%	1.4%	(3.7)%
LEARNING AND DEVELOPMENT	2.5%	0.2%	3.0%	5.7%	3.7%	0.1%	2.6%	6.4%
OUTDOOR AND RECREATION	(5.7)%	2.7%	5.5%	2.5%	3.3%	3.1%	4.8%	11.2%
TOTAL COMPANY	(6.5)%	5.3%	2.9%	1.7%	(1.5)%	3.1%	2.4%	4.0%

CORE SALES GROWTH BY GEOGRAPHY

	Three Months Ended June 30, 2022				Six Months Ended June 30, 2022
	Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net [2]	Currency Impact [3]	Core Sales [1] [4]	Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net [2]	Currency Impact [3]	Core Sales [1] [4]
NORTH AMERICA	(6.5)%	7.4%	0.2%	1.1%	(0.3)%	4.5%	0.1%	4.3%
EUROPE, MIDDLE EAST, AFRICA	(11.4)%	0.3%	11.5%	0.4%	(11.0)%	0.3%	8.6%	(2.1)%
LATIN AMERICA	7.6%	0.4%	1.7%	9.7%	9.7%	0.3%	2.6%	12.6%
ASIA PACIFIC	(10.2)%	—%	11.3%	1.1%	(2.6)%	0.1%	9.5%	7.0%
TOTAL COMPANY	(6.5)%	5.3%	2.9%	1.7%	(1.5)%	3.1%	2.4%	4.0%

[1]“Core Sales” provides a consistent basis for year-over-year comparisons in sales as it excludes the impacts of acquisitions, completed divestitures (including the sale of the Connected Home & Security business unit), retail store openings and closings, certain market and category exits, as well as changes in foreign currency.
[2]Divestitures include the sale of the Connected Home & Security business unit, certain market and category exits and current and prior period net sales from retail store closures (consistent with standard retail practice).
[3]“Currency Impact” represents the effect of foreign currency on 2022 reported sales and is calculated by applying the 2021 average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures) and comparing to 2022 reported sales.
[4]Totals may not add due to rounding.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
NET DEBT TO NORMALIZED EBITDA RECONCILIATION
(Amounts in millions)

	June 30, 2022		December 31, 2021 [1]		June 30, 2021
NET DEBT RECONCILIATION:
Short-term debt and current portion of long-term debt	$1,461		$3		$610
Long-term debt	3,793		4,883		4,885
Gross debt	5,254		4,886		5,495
Less: Cash and cash equivalents	323		440		637
NET DEBT	$4,931		$4,446		$4,858

Net income [2]	$724		$572		$717
Normalized items [2]	78		206		244
NET INCOME	802		778		961

Normalized income tax [2]	135		138		51
Interest expense, net [2]	238		256		272
Normalized depreciation and amortization [2] [3]	230		236		246
Stock-based compensation [4]	49		52		49
NORMALIZED EBITDA	$1,454		$1,460		$1,579

NET DEBT TO NORMALIZED EBITDA LEVERAGE RATIO [5]	3.4	x	3.0	x	3.1	x
[1]For the twelve months ended December 31, 2021, refer to “Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items” for the twelve months ended December 31, 2021, on the Company’s Form 8-K furnished on February 11, 2022.
[2]For the trailing-twelve months ended June 30, 2022, refer to “Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items” for the three months ended March 31, 2022, December 31, 2021 and September 30, 2021 on the Company’s Forms 8-K furnished on April 29, 2022, February 11, 2022 and October 29, 2021, respectively. For the trailing-twelve months ended June 30, 2021, refer to “Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items” for the three months ended March 31, 2021, December 31, 2020 and September 30, 2020 on the Company’s Forms 8-K furnished on April 29, 2022, February 11, 2022 and October 29, 2021, respectively.
[3]For the trailing-twelve months ended June 30, 2022, normalized depreciation and amortization excludes the following items: (a) acquisition amortization expense of $73 million associated with intangible assets recognized in purchase accounting; (b) $3 million of accelerated depreciation costs associated with restructuring activities. Refer to “Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items” for the three months ended March 31, 2022, December 31, 2021 and September 30, 2021 on the Company’s Forms 8-K furnished on April 29, 2022, February 11, 2022 and October 29, 2021, respectively. For the trailing-twelve months ended June 30, 2021, normalized depreciation and amortization excludes the following items: (a) acquisition amortization expense of $84 million associated with intangible assets recognized in purchase accounting; (b) $17 million of accelerated depreciation costs associated with restructuring activities. Refer to “Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items” for the three months ended March 31, 2021, December 31, 2020 and September 30, 2020 on the Company’s Forms 8-K furnished on April 29, 2022, February 11, 2022, and October 29, 2021, respectively. Normalized depreciation and amortization excludes from GAAP depreciation and amortization for the twelve months ended December 31, 2021, the following items: (a) acquisition amortization expense of $78 million associated with intangible assets recognized in purchase accounting (b) accelerated depreciation and amortization costs of $11 million associated with restructuring activities. Refer to “Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items” for the twelve months ended December 31, 2021 on the Company’s Forms 8-K furnished on February 11, 2022 for further information.
[4]Represents non-cash expense associated with stock-based compensation.
[5]The Net Debt to Normalized EBITDA ratio is defined as Net Debt divided by Normalized EBITDA. The Company's debt has certain financial covenants such as debt to equity ratio and interest coverage ratio; however the Net Debt to Normalized EBITDA leverage ratio is used by management as a liquidity measure and is not prescribed in the Company's debt covenants.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)

CORE SALES GROWTH

Three months ended June 30, 2021
Net sales change (GAAP)	28.3%
Acquisitions, divestitures and other, net [1]	0.3%
Currency impact [2]	(3.2)%
Core sales change (NON-GAAP)	25.4%

[1]Divestitures include the exit of the North American distributorship of Uniball® products, current and prior period net sales from retail store closures (consistent with standard retail practice), disposition of the foamboards business and exit from Home Fragrance fundraising business.
[2]“Currency Impact” represents the effect of foreign currency on 2021 reported sales and is calculated by applying the 2020 average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures) and comparing to 2021 reported sales.

CORE SALES OUTLOOK

	Three Months Ending September 30, 2022			Twelve Months Ending December 31, 2022
Estimated net sales change (GAAP)	(14)%	to	(10)%	(8)%	to	(6)%
Estimated currency impact [1] and divestitures [2], net	~9%			~8%
Core sales change (NON-GAAP)	(5)%	to	(1)%	0%	to	2%

[1]“Currency Impact” represents the effect of foreign currency on 2022 reported sales and is calculated by applying the 2021 average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures) and comparing to 2022 reported sales.
[2]Divestitures include the sale of the Connected Home & Security business unit, certain market and category exits and current and prior period net sales from retail store closures (consistent with standard retail practice).